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                                                                  Exhibit 10(ss)

                                TRANSITION AGREEMENT

         This TRANSACTION AGREEMENT (this "Agreement") is entered into as of December 31, 1997, by and among Base Ten Systems, Inc., a New Jersey corporation ("Seller") and Strategic Technology Systems, Inc., a Nevada corporation ("Buyer").

                                      RECITALS

         A. Buyer and Seller entered into an Asset Purchase Agreement, dated of the date hereof (the "Purchase Agreement") pursuant to which Seller agreed to sell to Buyer certain assets of Seller (the "Purchased Assets").

         B. In connection with the transfer of the Purchased Assets, Buyer and Seller desire that Buyer and certain employees of Buyer perform certain services for Seller during the term of this Agreement.

         C. Any capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Administrative and Other Services. For a period of three months from the Closing Date (the "Transition Period"). Buyer shall provide Seller with the following services (collectively, the "Transition Services"):

         (a) Accounting;

         (b) Personnel and other human resource services;

         (c) Security;

         (d) Shipping and receivables; and

         (e) Purchasing.

         Such services shall be provided by the employees listed on Schedule 1 attached hereto in a substantially similar manner as such services are currently being provided by such employees as of the period preceding the execution of this Agreement.


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         In addition to providing Seller with the Transaction Services, Buyer shall afford Seller with the use of and excess to the items listed on
Schedule 2 hereto during the Transition Period.

         2. Consideration. As consideration for Buyer providing Seller with the Transition Services and the use of and access to the items listed on
Schedule 2, Seller shall pay to Buyer the consideration described on Schedule 3 hereto.

         3. 401-K Plan. The 401-K account of all Government Division Employees shall be transferred to a 401-K plan of Buyer as promptly as possible pursuant to applicable law and Seller's 401-K plan.

         4.   Miscellaneous

         (a) Assignment. The parties to this Agreement may not assign their rights or obligations under this Agreement without the prior written consent of all other parties to this Agreement.

         (b) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) upon receipt if personally delivered; (ii) when transmitted with confirmation of transmission if transmitted by telecopy of facsimile; (iii) the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight courier service; and (iv) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:

           If to Buyer to:
                  Strategic Technology Systems, Inc.
                  One Electronics Drive
                  Trenton, NJ 08619-0151
                  Attn:  Chief Executive Officer

           with a copy to:

                  Louis Taubman
                  39 Broadway, Ste 2704
                  New York, New York 1006

           If to a Seller, to:

                  Base Ten Systems, Inc.
                  One Electronics Drive
                  Trenton, NJ 08619-0151
                  Attn:  Chief Executive Officer


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                    with a copy to:

                         Battle Fowler LLP
                         Park Avenue Tower
                         75 East 55th Street
                         New York, New York 10022
                         Facsimile:   (212) 856-7822
                         Attention:   David Warburg, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          (c) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements to be performed therein.

          (d) Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          (e) Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          (g) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of this Agreement.

          (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and assigns.


                                      -3-

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        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                    BASE TEN SYSTEMS, INC.



                                    By: /s/ Thomas E. Gardner
                                        ---------------------------------------
                                        Name:  Thomas E. Gardner
                                        Title: President and Chief
                                                Executive Officer

                                    STRATEGIC TECHNOLOGY SYSTEMS, INC.



                                    By: /s/ Edward J. Klinsport
                                        ---------------------------------------
                                        Name:  Edward J. Klinsport
                                        Title: President and Chief
                                                Executive Officer